EXHIBIT 99.5     Annual Compliance Statement of Volvo Finance North America,
                 Inc.


VOLVO
Volvo Finance North America, Inc.

To:  Bear Stearns Asset Backed Funding Inc.
     383 Madison Avenue
     New York, NY 10179

cc:  Bear, Stearns & Co.
     Attn: Asset Backed Securities Group
     383 Madison Avenue
     New York, NY 10179


                             OFFICER'S CERTIFICATE
                             ---------------------


                       ANNUAL STATEMENT AS TO COMPLIANCE
                       ---------------------------------

     The undersigned officer of Volvo Finance North America, Inc. (the "Company"), does hereby advise you pursuant to Section 3.11(a) of the Servicing Agreement by and among the Company and Bear Stearns Asset Backed Funding Inc. ("Bear Stearns"), dated November 1, 2002 (the "Agreement") that:

1. A review of the activities of the Company and of its performance under the Agreement during the period from January 1, 2003 to December 31, 2003 has been made under my supervision.

2. Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period.

3. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

                                    /s/ Philip A. Masi
                                    ---------------------
                                    Philip A. Masi
                                    Vice President & CFO

Dated as of December 31, 2003.


Volvo Finance North America, Inc.        Telephone
25 Philips Parkway                       201.358.8600
Montvale, NJ 07646                       800.770.6234


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